NEWS RELEASE

FOR IMMEDIATE RELEASE
Concentra Group Holdings Parent, Inc. Announces Fourth Quarter and Year Ended 2025 Results

ADDISON, TEXAS — February 26, 2026 — Concentra Group Holdings Parent, Inc. (“Concentra,” the “Company,” “we,” “us,” or “our”) (NYSE: CON), the nation’s largest provider of occupational health services by number of locations, today announced results for its fourth quarter and full year ended December 31, 2025.
Fourth Quarter and Year Ended 2025 Highlights
For the fourth quarter ended December 31, 2025:
•Revenue of $539.1 million, an increase of 15.9% from $465.0 million in Q4 2024
•Net income of $36.2 million, an increase of 58.7% from $22.8 million in Q4 2024
•Net income attributable to the Company of $34.7 million, and Adjusted Net Income Attributable to the Company of $36.1 million
•Earnings per share of $0.27 and Adjusted Earnings per Share of $0.28
•Adjusted EBITDA of $95.3 million, an increase of 22.9% from $77.5 million in Q4 2024
•Patient visits of 3,264,322, or 51,005 visits per day, an increase in visits per day of 9.0% from 46,797 in Q4 2024
•Revenue per visit of $149.63, an increase of 3.1% from $145.08 in Q4 2024
•Capital expenditures of $20.2 million, an increase of 20.9% from $16.7 million in Q4 2024
•Repurchases of approximately 1.1 million shares of common stock totaling $22.4 million
•Repayments on the Revolving Credit Facility of $35.0 million
•Cash balance of $79.9 million and a net leverage ratio of approximately 3.4x
•Total occupational health centers of 628, compared to 552 at the end of Q4 2024
•Opened two occupational health center de novos
•Total onsite health clinics of 411, compared to 157 at the end of Q4 2024
For the year ended December 31, 2025:
•Revenue of $2,163.4 million, an increase of 13.9% from $1,900.2 million in FY 2024
•Net income of $172.8 million, slightly increased compared to $171.9 million in FY 2024
•Net income attributable to the Company of $166.4 million, and Adjusted Net Income Attributable to the Company of $176.0 million
•Earnings per share of $1.30 and Adjusted Earnings per Share of $1.37
•Adjusted EBITDA of $431.9 million, an increase of 14.6% from $376.9 million in FY 2024
•Patient visits of 13,546,707, or 53,124 visits per day, an increase in visits per day of 7.7% from 49,311 in FY 2024
•Revenue per visit of $147.42, an increase of 4.3% from $141.30 in FY 2024
•No outstanding balance on the Revolving Credit Facility
•Net cash provided by operating activities of $279.4 million and Free Cash Flow of $197.8 million
•Capital expenditures of $82.3 million, an increase of 28.0% from $64.3 million in FY 2024
The definition of Adjusted EBITDA and a reconciliation of net income to Adjusted EBITDA are presented in table X of this release. The definition of Adjusted Earnings per Share and a reconciliation of net income attributable to the Company and earnings per share on a fully diluted basis to Adjusted Net Income Attributable to the Company and Adjusted Earnings per Share on a fully diluted basis are presented in table XI of this release. The definition of Free Cash Flow and a reconciliation of net cash provided by operating activities to Free Cash Flow are presented in table XII of this release.

Balance Sheet
As of December 31, 2025, our balance sheet reflected cash of $79.9 million, total debt of $1,574.4 million and total assets of $2,858.4 million. Concentra’s net leverage ratio as of December 31, 2025 is 3.4x, which was in compliance with the financial covenant under our credit agreement.
Cash Flow
Cash flows provided by operating activities in the fourth quarter ended December 31, 2025 totaled $118.7 million compared to $93.7 million for the same quarter, prior year. The increase in year over year cash flow from operations resulted from materially higher earnings in 2025. During the fourth quarter ended December 31, 2025, cash used in investing activities was $20.1 million, including capital expenditures of $20.2 million, with $4 million of one-time capital expenditures associated with our integration of Nova Medical Centers (“Nova”). Free Cash Flow totaled $98.6 million in the fourth quarter ended December 31, 2025, compared to $77.0 million for the same quarter, prior year. Cash flow from financing activities used $68.6 million for the quarter, driven primarily by $38.9 million in debt repayments, $22.4 million in repurchases of shares of common stock, and $8.0 million in dividend payments. This resulted in a net increase in cash of $30.0 million for the quarter.
Dividend
On February 25, 2026, the Board of Directors declared a cash dividend of $0.0625 per share. The dividend will be payable on or about March 19, 2026, to stockholders of record as of the close of business on March 12, 2026.
There is no assurance that future dividends will be declared. The declaration and payment of dividends in the future are at the discretion of the Board of Directors after taking various factors into account, including, but not limited to, the Company’s financial condition, operating results, available cash and current and anticipated cash needs, the terms of indebtedness, and other factors the Board of Directors may deem to be relevant.
2026 Business Outlook
We believe Concentra’s strong business performance in 2025 positions the Company well for continued growth as reflected in its 2026 financial guidance. For full year 2026, Concentra expects to deliver the following results:
•Revenue in the range of $2.25 billion to $2.35 billion
•Adjusted EBITDA in the range of $450 million to $470 million
•Net leverage ratio of 3.0x or below
•Free Cash Flow of $200 million to $225 million
•Capital expenditures in the range of $70 million to $80 million
A reconciliation of full year 2026 Adjusted EBITDA expectations to net income is presented in table XIII of this release and a reconciliation of full year 2026 net cash provided by operating activities to Free Cash Flow, alongside a definition of Free Cash Flow, is presented in table XIV of this release.
Company Overview
Concentra is the largest provider of occupational health services in the United States by number of locations, with the mission of improving the health of America’s workforce, one patient at a time. Our approximately 13,000 colleagues and affiliated physicians and clinicians support the delivery of an extensive suite of services, including occupational and consumer health services and other direct-to-employer care. We support the care of approximately 53,000 patients each business day on average across 47 states and the District of Columbia at our 628 occupational health centers, 411 onsite health clinics at employer worksites, and Concentra Telemed as of December 31, 2025.

Conference Call
Concentra will host a conference call regarding its fourth quarter financial results and business outlook on Friday, February 27, 2026, at 9 a.m. EST. The conference call will be a live webcast and can be accessed via this Earnings Call Webcast Link or via Concentra’s website at https://ir.concentra.com. A replay of the webcast will be available shortly after the call at the same locations.
Participants may join the audio-only version of the webcast or participate in the question-and-answer session by calling:
Toll Free: 888-506-0062
International: 973-528-0011
Participant Access: All dial-in participants should ask to join the Concentra call.

* * * * *
Certain statements contained herein that are not descriptions of historical facts are “forward-looking” statements (as such term is defined in the Private Securities Litigation Reform Act of 1995), including statements related to Concentra’s 2026 and long-term business outlook. Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements due to factors including the following:
•The frequency of work-related injuries and illnesses;
•Adverse changes to our relationships with employer customers, third-party payors, workers’ compensation provider networks or employer services networks;
•Changes to regulations, new interpretations of existing regulations, or violations of regulations;
•Cost containment initiatives or state fee schedule changes undertaken by state workers’ compensation boards or commissions and other third-party payors;
•Our ability to realize reimbursement increases at rates sufficient to keep pace with the inflation of our costs;
•Labor shortages, increased employee turnover or costs, and union activity could significantly increase our operating costs;
•Our ability to compete effectively with other occupational health centers, onsite health clinics at employer worksites, and healthcare providers;
•The impacts of any security breaches, cyberattacks, loss of data, or cybersecurity threats or incidents involving our, or our third-party vendors’, information technology systems, and any failure to comply with legal requirements related to data privacy, interoperability or data protection, including those governing the privacy and security of health information or other regulated, sensitive or confidential information;
•Negative publicity which can result in increased governmental and regulatory scrutiny and possibly adverse regulatory changes;
•Significant legal actions could subject us to substantial uninsured liabilities;
•Litigation and other legal and regulatory proceedings in the course of our business that could adversely affect our business and financial statements;
•Insurance coverage may not be sufficient to cover losses we may incur;
•Acquisitions may use significant resources, may be unsuccessful, and could expose us to unforeseen liabilities;
•Our exposure to additional risk due to our reliance on third parties in many aspects of our business;
•Our ability to manage relationships with managed affiliated professional medical groups (“Managed PCs”);
•Our facilities are subject to extensive federal and state laws and regulations relating to the privacy of individually identifiable information;
•Compliance with applicable data interoperability and information blocking rule;
•Facility licensure requirements in some states are costly and time-consuming, limiting or delaying our operations;
•Our ability to adequately protect and enforce our intellectual property and other proprietary rights;
•Adverse economic conditions in the U.S. or globally;
•Any negative impact on the global economy and capital markets resulting from other geopolitical tensions;

•The impact of impairment of our goodwill and other intangible assets;
•Our ability to maintain satisfactory credit ratings;
•The effects of the Separation on our business;
•The negative impact of public threats such as a global pandemic or widespread outbreak of an infectious disease;
•The loss of key members of our management team;
•Our ability to attract and retain talented, highly skilled employees and a diverse workforce, and on the succession of our senior management;
•Climate change, or legal, regulatory or market measures to address climate change;
•Increasing scrutiny and rapidly evolving expectations from stakeholders regarding ESG matters; and
•Changes in tax laws or exposures to additional tax liabilities.
Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, we are under no obligation to publicly update or revise any forward-looking statements, whether as a result of any new information, future events, or otherwise. You should not place undue reliance on our forward-looking statements. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future results or performance.
Investor inquiries:

Bill Chapman
Vice President, Strategy & Investor Relations
972-725-6488
ir@concentra.com
SOURCE: Concentra Group Holdings Parent, Inc.

I. Consolidated Statements of Operations
For the Fourth Quarters Ended December 31, 2025 and 2024
(In thousands, except per share amounts, unaudited)

	Quarter Ended December 31,
	2025	2024	% Change
Revenue	$539,080	$465,041	15.9%
Costs and expenses:
Cost of services, exclusive of depreciation and amortization	398,353	344,851	15.5
General and administrative, exclusive of depreciation and amortization(1)	50,777	45,493	11.6
Depreciation and amortization	20,291	15,610	30.0
Total costs and expenses	469,421	405,954	15.6
Income from operations	69,659	59,087	17.9
Other income and expense:
Interest expense	(26,866)	(26,439)	1.6
Income before income taxes	42,793	32,648	31.1
Income tax expense	6,602	9,848	(33.0)
Net income	36,191	22,800	58.7
Less: net income attributable to non-controlling interests	1,506	1,288	16.9
Net income attributable to the Company	$34,685	$21,512	61.2%
Basic and diluted earnings per common share(2)	$0.27	$0.17
_____________________________________
(1)    Includes transition services agreement fees of $2.2 million and $3.7 million for the fourth quarters ended December 31, 2025 and 2024, respectively.
(2)    Refer to table III for calculation of earnings per common share.
N/M    Not meaningful

II. Consolidated Statements of Operations
For the Years Ended December 31, 2025 and 2024
(In thousands, except per share amounts)

	Year Ended December 31,
	2025	2024	% Change
Revenue	$2,163,417	$1,900,192	13.9%
Costs and expenses:
Cost of services, exclusive of depreciation and amortization	1,550,323	1,372,217	13.0
General and administrative, exclusive of depreciation and amortization(1)	203,305	156,318	30.1
Depreciation and amortization	75,817	67,178	12.9
Total costs and expenses	1,829,445	1,595,713	14.6
Other operating income	20	284	(93.0)
Income from operations	333,992	304,763	9.6
Other income and expense:
Loss on early retirement of debt	(875)	—	N/M
Equity in losses of unconsolidated subsidiaries	—	(3,676)	N/M
Interest expense	(109,290)	(47,714)	129.1
Interest expense on related party debt	—	(21,980)	N/M
Income before income taxes	223,827	231,393	(3.3)
Income tax expense	50,978	59,496	(14.3)
Net income	172,849	171,897	0.6
Less: net income attributable to non-controlling interests	6,434	5,354	20.2
Net income attributable to the Company	$166,415	$166,543	(0.1)%
Basic and diluted earnings per common share(2)	$1.30	$1.46
____________________________________________
(1)    Includes transition services agreement fees of $12.1 million for the year ended December 31, 2025 and shared service fees from Select Medical Corporation (“Select”) and transition services agreement fees of $15.2 million for the year ended December 31, 2024.
(2)    Refer to table III for calculation of earnings per common share.
N/M    Not meaningful

III. Earnings per Share
For the Fourth Quarters and Years Ended December 31, 2025 and 2024
(In thousands, except per share amounts, unaudited)
As of December 31, 2025 and 2024, the Company’s capital structure consists of common stock and unvested restricted stock. To calculate earnings per share (“EPS”) for the quarters and years ended December 31, 2025 and 2024, the Company applied the two-class method because its unvested restricted shares were participating securities.
The following table sets forth the net income attributable to the Company, its shares, and its participating shares:

	Quarter Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net income	$36,191	$22,800	$172,849	$171,897
Less: net income attributable to non-controlling interests	1,506	1,288	6,434	5,354
Net income attributable to the Company	34,685	21,512	166,415	166,543
Less: distributed and undistributed income attributable to participating securities	637	98	2,244	211
Distributed and undistributed income attributable to common shares	$34,048	$21,414	$164,171	$166,332
The following table sets forth the computation of EPS under the two-class method:

	Quarter Ended December 31, 2025			Quarter Ended December 31, 2024
	Net Income Allocation	Shares(1)	Basic and Diluted EPS	Net Income Allocation	Shares(1)	Basic and Diluted EPS
Common shares	$34,048	126,323	$0.27	$21,414	127,064	$0.17
Participating securities	637	2,365	$0.27	98	579	$0.17
Total Company	$34,685	128,688	$0.27	$21,512	127,643	$0.17

	Year Ended December 31, 2025			Year Ended December 31, 2024
	Net Income Allocation	Shares(1)	Basic and Diluted EPS	Net Income Allocation	Shares(1)	Basic and Diluted EPS
Common shares	$164,171	126,566	$1.30	$166,332	114,058	$1.46
Participating securities	2,244	1,730	$1.30	211	145	$1.46
Total Company	$166,415	128,296	$1.30	$166,543	114,203	$1.46
____________________________________________
(1)    Represents the weighted average shares outstanding during the period.

IV. Consolidated Balance Sheets
(In thousands)

	Year Ended December 31,
	2025	2024
ASSETS
Current assets:
Cash	$79,899	$183,255
Accounts receivable	257,900	217,719
Prepaid income taxes	2,385	1,544
Other current assets	42,914	34,689
Total current assets	383,098	437,207
Operating lease right-of-use assets	483,652	435,595
Property and equipment, net	225,309	197,930
Goodwill	1,479,192	1,234,707
Other identifiable intangible assets, net	242,556	204,725
Non-current deferred tax asset	24,120	4,412
Other assets	20,461	6,588
Total assets	$2,858,388	$2,521,164
LIABILITIES AND EQUITY
Current liabilities:
Current operating lease liabilities	$84,582	$75,442
Current portion of long-term debt and notes payable	10,738	10,093
Accounts payable	21,005	19,752
Accrued and other liabilities	220,922	201,899
Total current liabilities	337,247	307,186
Non-current operating lease liabilities	443,642	396,914
Long-term debt, net of current portion	1,563,658	1,468,917
Non-current deferred tax liability	48,906	25,380
Other non-current liabilities	44,506	24,043
Total liabilities	2,437,959	2,222,440

Redeemable non-controlling interests	19,404	18,013
Stockholders’ equity:
Common stock, $0.01 par value, 700,000,000 shares authorized, 128,633,374 and 128,125,952 shares issued and outstanding at December 31, 2025 and December 31, 2024, respectively	1,286	1,281
Capital in excess of par	248,899	260,837
Retained earnings	146,448	13,553
Accumulated other comprehensive loss	(3,352)	—
Total stockholders’ equity	393,281	275,671
Non-controlling interests	7,744	5,040
Total equity	401,025	280,711
Total liabilities and equity	$2,858,388	$2,521,164

V. Consolidated Statements of Cash Flows
For the Fourth Quarters Ended December 31, 2025 and 2024
(In thousands, unaudited)

	Quarter Ended December 31,
	2025	2024
Operating activities
Net income	$36,191	$22,800
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	20,291	15,610
Gain on sale of assets	(31)	(1)
Stock compensation expense	3,606	1,827
Amortization of debt discount and issuance costs	994	958
Deferred income taxes	(1,275)	(1,237)
Other	13	2
Changes in operating assets and liabilities, net of effects of business combinations:
Accounts receivable	22,712	14,481
Other current assets	(736)	(8,294)
Other assets	3,050	(176)
Accounts payable and accrued liabilities	33,877	47,744
Net cash provided by operating activities	118,692	93,714
Investing activities
Purchases of property and equipment	(20,168)	(16,688)
Proceeds from sale of assets	36	2
Net cash used in investing activities	(20,132)	(16,686)
Financing activities
Payments on revolving facilities	(35,000)	—
Payments on term loans	(2,375)	(2,125)
Principal payments on other debt	(1,490)	(2,293)
Dividends paid to common stockholders	(8,045)	(7,959)
Repurchases of common shares	(22,423)	(15,403)
Proceeds from issuance of non-controlling interests	2,866	—
Distributions to non-controlling interests	(2,135)	(1,687)
Distributions to Select	—	(1,128)
Net cash used in financing activities	(68,602)	(30,595)
Net increase in cash	29,958	46,433
Cash at beginning of period	49,941	136,822
Cash at end of period	$79,899	$183,255
Supplemental information
Cash paid for interest	$14,834	$15,429
Cash paid for taxes	$6,718	$6,426
Non-cash investing and financing activities:
Liabilities for purchases of property and equipment	$(5,745)	$1,583

VI. Consolidated Statements of Cash Flows
For the Years Ended December 31, 2025 and 2024
(In thousands)

	Year Ended December 31,
	2025	2024
Operating activities
Net income	$172,849	$171,897
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	75,817	67,178
Equity in losses of unconsolidated subsidiaries	—	3,676
Loss on early retirement of debt	51	—
(Gain) loss on sale of assets	(773)	40
Stock compensation expense	10,490	2,327
Amortization of debt discount and issuance costs	3,959	1,708
Deferred income taxes	7,890	(2,396)
Other	1,155	72
Changes in operating assets and liabilities, net of effects of business combinations:
Accounts receivable	(11,136)	(1,598)
Other current assets	(6,441)	4,206
Other assets	7,570	2,973
Accounts payable and accrued liabilities	17,966	24,594
Net cash provided by operating activities	279,397	274,677
Investing activities
Business combinations, net of cash acquired	(333,300)	(6,965)
Purchases of property and equipment	(82,335)	(64,327)
Proceeds from sale of assets	778	27
Net cash used in investing activities	(414,857)	(71,265)
Financing activities
Borrowings on revolving facilities	85,000	—
Payments on revolving facilities	(85,000)	—
Borrowings from related party revolving promissory note	—	10,000
Payments on related party revolving promissory note	—	(480,000)
Proceeds from term loans, net of issuance costs	948,848	836,697
Payments on term loans	(855,000)	(2,125)
Proceeds from 6.875% senior notes, net of issuance costs	—	637,337
Borrowings of other debt	6,575	8,222
Principal payments on other debt	(10,037)	(10,181)
Dividends paid to common stockholders	(32,077)	(7,959)
Repurchase of common stock	(22,423)	(15,403)
Proceeds from issuance of non-controlling interests	2,866	—
Distributions to non-controlling interests	(6,648)	(5,913)
Proceeds from Initial Public Offering	—	511,198
Dividend to Select	—	(1,535,683)
Contributions from Select	—	2,279
Net cash provided by (used in) financing activities	32,104	(51,531)
Net (decrease) increase in cash	(103,356)	151,881
Cash at beginning of period	183,255	31,374
Cash at end of period	$79,899	$183,255
Supplemental information
Cash paid for interest	$108,969	$49,650
Cash paid for taxes	$45,910	$55,763
Non-cash investing and financing activities:
Liabilities for purchases of property and equipment	$2,463	$5,241

VII. Disaggregated Revenue
For the Fourth Quarters and Years Ended December 31, 2025 and 2024
(In thousands, unaudited)
The following table disaggregates the Company’s revenue for the quarters and years ended December 31, 2025 and 2024:

	Quarter Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Occupational health centers:
Workers' compensation	$328,455	$289,130	$1,306,207	$1,156,082
Employer services	151,853	137,203	659,541	596,052
Consumer health	8,119	8,192	31,302	31,519
Other occupational health center revenue	2,133	2,507	8,602	8,752
Total occupational health center revenue	490,560	437,032	2,005,652	1,792,405
Onsite health clinics	36,227	17,092	110,243	64,081
Other	12,293	10,917	47,522	43,706
Total revenue	$539,080	$465,041	$2,163,417	$1,900,192

VIII. Key Statistics
For the Fourth Quarters Ended December 31, 2025 and 2024
The following table sets forth facility counts for our occupational health centers and onsite health clinics operating segments for the periods presented:

	Quarter Ended December 31,
Facility Count	2025	2024
Number of occupational health centers—start of period	628	549
Number of occupational health centers acquired	—	—
Number of occupational health centers de novos	2	3
Number of occupational health centers closed	(2)	—
Number of occupational health centers—end of period	628	552
Number of onsite health clinics—end of period	411	157
The following table sets forth operating statistics for our occupational health centers operating segment for the periods presented:

	Quarter Ended December 31,
	2025	2024	% Change
Number of patient visits
Workers’ compensation	1,559,160	1,429,344	9.1%
Employer services	1,647,612	1,506,163	9.4%
Consumer health	57,550	59,481	(3.2)%
Total	3,264,322	2,994,988	9.0%
Visits per day volume
Workers’ compensation	24,362	22,334	9.1%
Employer services	25,744	23,534	9.4%
Consumer health	899	929	(3.2)%
Total	51,005	46,797	9.0%
Revenue per visit(1)
Workers’ compensation	$210.66	$202.28	4.1%
Employer services	92.17	91.09	1.2%
Consumer health	141.07	137.72	2.4%
Total	$149.63	$145.08	3.1%
Business Days(2)	64	64
____________________________________________
(1)    Represents the average amount of revenue recognized for each patient visit. Revenue per visit is calculated as total patient revenue divided by total patient visits. Revenue per visit as reported includes only the revenue and patient visits in our occupational health centers operating segment and does not include our onsite health clinics or other businesses operating segments.
(2)    Represents the number of days in which normal business operations were conducted during the periods presented.

IX. Key Statistics
For the Years Ended December 31, 2025 and 2024
The following table sets forth facility counts for our occupational health centers and onsite health clinics operating segments for the periods presented:

	Year Ended December 31,
Facility Count	2025	2024
Number of occupational health centers—start of period	552	544
Number of occupational health centers acquired	72	3
Number of occupational health centers de novos	7	6
Number of occupational health centers closed	(3)	(1)
Number of occupational health centers—end of period	628	552
Number of onsite health clinics—end of period	411	157
The following table sets forth operating statistics for our occupational health centers operating segment for the periods presented:

	Year Ended December 31,
	2025	2024		% Change
Number of patient visits
Workers’ compensation	6,215,456	5,794,168		7.3%
Employer services	7,104,227	6,596,573		7.7%
Consumer health	227,024	232,762		(2.5)%
Total	13,546,707	12,623,503		7.3%
Visits per day volume
Workers’ compensation	24,374	22,633		7.7%
Employer services	27,860	25,768		8.1%
Consumer health	890	909		(2.1)%
Total	53,124	49,311	(3)	7.7%
Revenue per visit(1)
Workers’ compensation	$210.15	$199.53		5.3%
Employer services	92.84	90.36		2.7%
Consumer health	137.88	135.41		1.8%
Total	$147.42	$141.30		4.3%
Business Days(2)	255	256
____________________________________________
(1)    Represents the average amount of revenue recognized for each patient visit. Revenue per visit is calculated as total patient revenue divided by total patient visits. Revenue per visit as reported includes only the revenue and patient visits in our occupational health centers operating segment and does not include our onsite health clinics or other businesses operating segments.
(2)    Represents the number of days in which normal business operations were conducted during the periods presented.
(3)    Does not foot due to rounding.

X. Net Income to Adjusted EBITDA Reconciliation
For the Fourth Quarters and Years Ended December 31, 2025 and 2024
(In thousands, unaudited)
Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP measures that we believe provide useful insight into the underlying performance of our business by excluding items that may obscure trends in our core operating results. These metrics are not intended to be substitutes for U.S. GAAP measures such as net income and may differ from similarly titled metrics supported by other companies. We use these non-GAAP measures internally for budgeting, forecasting, and evaluating performance. Investors should consider these measures in addition to, and not as a replacement for, U.S. GAAP results reported in our financial statements.
Adjusted EBITDA is a supplemental measure that we believe offers useful insight to the Company’s business performance by excluding items that do not reflect the core operations of the Company. We define Adjusted EBITDA as net income before interest, income taxes, depreciation and amortization, stock-based compensation expense, acquisition-related costs, gains or losses on early retirement of debt, separation transaction costs, and equity in earnings or losses from unconsolidated subsidiaries. Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by total revenue. Adjusted EBITDA margin helps assess the efficiency of our operations on a normalized basis.
The following table reconciles net income to Adjusted EBITDA and net income margin to Adjusted EBITDA margin and should be referenced when we discuss Adjusted EBITDA and Adjusted EBITDA margin.

	Quarter Ended December 31,				Year Ended December 31,
	2025		2024		2025		2024
	Amount	% of Revenue(4)	Amount	% of Revenue(4)	Amount	% of Revenue(4)	Amount	% of Revenue(4)
Reconciliation of Adjusted EBITDA:
Net income(1)	$36,191	6.7%	$22,800	4.9%	$172,849	8.0%	$171,897	9.0%
Add (Subtract):
Income tax expense	6,602	1.2	9,848	2.1	50,978	2.4	59,496	3.1
Interest expense	26,866	5.0	26,439	5.7	109,290	5.1	47,714	2.5
Interest expense on related party debt	—	—	—	—	—	—	21,980	1.2
Equity in losses of unconsolidated subsidiaries	—	—	—	—	—	—	3,676	0.2
Loss on early retirement of debt	—	—	—	—	875	0.0	—	—
Stock compensation expense	3,606	0.7	1,827	0.4	10,490	0.5	2,327	0.1
Depreciation and amortization	20,291	3.8	15,610	3.4	75,817	3.5	67,178	3.6
Separation transaction costs(2)	1,393	0.3	124	0.0	4,093	0.2	1,693	0.1
Nova and Pivot Onsite Innovations acquisition costs	320	0.1	895	0.2	7,471	0.3	895	0.0
Adjusted EBITDA(3)	$95,269	17.7%	$77,543	16.7%	$431,863	20.0%	$376,856	19.8%
____________________________________________
(1)    The percentage of revenue values on this row represent the net income margin for the period.
(2)    Separation transaction costs represent non-recurring incremental consulting, legal, audit-related fees, system implementation, and software disposal costs incurred in connection with the Company’s separation into a new, publicly traded company and are included within general and administrative expenses on the consolidated statements of operations.
(3)    The percentage of revenue values on this row represent the Adjusted EBITDA margin for the period.
(4)    Totals in this column may not foot due to rounding.

XI. Earnings per Share to Adjusted Earnings per Share Reconciliation
For the Fourth Quarters and Years Ended December 31, 2025 and 2024
(In thousands, except per share amounts, unaudited)
Adjusted Net Income Attributable to the Company and Adjusted Earnings per Share are used by management to provide useful insight into the underlying performance of our business. Adjusted Net Income Attributable to the Company and Adjusted Earnings per Share are not measures of financial performance under U.S. GAAP and are not intended to be substitutes for U.S. GAAP measures such as net income attributable to the Company or earnings per share. These metrics may differ from similarly titled metrics supported by other companies. Concentra believes that the presentation of Adjusted Net Income Attributable to the Company and Adjusted Earnings per Share are important to investors because they are reflective of the financial performance of Concentra’s ongoing operations and provide better comparability of its results of operations between periods. Investors should consider these measures in addition to, and not as a replacement for, U.S. GAAP results reported in our financial statements.
We define Adjusted Net Income Attributable to the Company as net income attributable to the Company, excluding gain (loss) on early retirement of debt, separation transaction costs, and acquisition costs, all on an after tax basis. We define Adjusted Earnings per Share as the Adjusted Net Income Attributable to the Company divided by the diluted weighted average shares outstanding.
The following table reconciles net income attributable to the Company and earnings per share on a fully diluted basis to Adjusted Net Income Attributable to the Company and Adjusted Earnings per Share on a fully diluted basis.

	Quarter Ended December 31,				Year Ended December 31,
	2025	Per Share(4)	2024	Per Share(4)	2025	Per Share(4)	2024	Per Share(4)
Reconciliation of Adjusted Net Income Attributable to the Company:(1)
Net income attributable to the Company	$34,685	$0.27	$21,512	$0.17	$166,415	$1.30	$166,543	$1.46
Adjustments:
Loss on early retirement of debt	—	—	—	—	875	0.01	—	—
Separation transaction costs(2)	1,393	0.01	124	0.00	4,093	0.03	1,693	0.01
Nova and Pivot Onsite Innovations acquisition costs	320	0.00	895	0.01	7,471	0.06	895	0.01
Total additions (subtractions), net	$1,713	$0.01	$1,019	$0.01	$12,439	$0.10	$2,588	$0.02
Less: tax effect of adjustments(3)	(264)	(0.00)	(308)	(0.00)	(2,836)	(0.02)	(665)	(0.01)
Adjusted Net Income Attributable to the Company	$36,134	$0.28	$22,223	$0.17	$176,018	$1.37	$168,466	$1.48

Weighted average shares outstanding - diluted		128,688		127,643		128,296		114,203
____________________________________________
(1)    Beginning in the second quarter of 2025, we updated the schedule for all periods presented to include Net Income Attributable to the Company. Management believes this measure will provide an improved insight into the performance of our business.
(2)    Separation transaction costs represent non-recurring incremental consulting, legal, audit-related fees, system implementation, and software disposal costs incurred in connection with the Company’s separation into a new, publicly traded company and are included within general and administrative expenses on the consolidated statements of operations.
(3)    Tax impact is calculated using the annual effective tax rate, including discrete costs and benefits.
(4)    Totals in this column may not foot due to rounding.

XII. Net Cash Provided by Operating Activities to Free Cash Flow Reconciliation
For the Fourth Quarters and Years Ended December 31, 2025 and 2024
(In thousands, unaudited)
Free Cash Flow is used by management to provide useful insight into the underlying performance of our business. Free Cash Flow is not a measure of financial performance under U.S. GAAP and is not intended to be a substitute for U.S. GAAP measures, such as net cash provided by operating activities. This metric may differ from similarly titled metrics supported by other companies. Concentra believes that the presentation of Free Cash Flow is important to investors because it is reflective of the financial performance and cash flows of Concentra’s ongoing operations and provides a better comparability of its cash flows between periods. Investors should consider these measures in addition to, and not as a replacement for, U.S. GAAP results reporting in our financial statements.
We define Free Cash Flow as net cash provided by operating activities less net cash used in investing activities, excluding business combinations, net of cash acquired.
The following table reconciles net cash provided by operating activities to Free Cash Flow.

	Quarter Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Reconciliation of Free Cash Flow:
Net cash provided by operating activities	$118,692	$93,714	$279,397	$274,677
Add (Subtract):
Net cash used in investing activities	(20,132)	(16,686)	(414,857)	(71,265)
Business combinations, net of cash acquired	—	—	333,300	6,965
Free Cash Flow	$98,560	$77,028	$197,840	$210,377

XIII. 2026 Net Income to Adjusted EBITDA Reconciliation
Business Outlook for the Year Ending December 31, 2026
(In millions, unaudited)
The following is a reconciliation of full year 2026 Adjusted EBITDA expectations as computed at the low and high points of the range to the closest comparable U.S. GAAP financial measure. Refer to table X for discussion of Concentra's use of Adjusted EBITDA in evaluating financial performance and for the definition of Adjusted EBITDA. Each item presented in the below table is an estimation of full year 2026 expectations.

	Range
	Low	High
Net income attributable to the Company	$176	$191
Net income attributable to non-controlling interests	6	6
Net income	$182	$197
Income tax expense	61	66
Interest expense	105	105
Income from operations	348	368
Stock compensation expense	21	21
Depreciation and amortization	81	81
Adjusted EBITDA	$450	$470

XIV. 2026 Net Cash Provided by Operating Activities to Free Cash Flow Reconciliation
Business Outlook for the Year Ending December 31, 2026
(In millions, unaudited)
The following table is a reconciliation of full year 2026 Free Cash Flow expectations as computed at the low and high points of the range to the closest comparable U.S. GAAP financial measure. Refer to table XII for discussion of Concentra’s use of Free Cash Flow in evaluating financial performance and for the definition of Free Cash Flow. Each item presented in the below table is an estimation of full year 2026 expectations.

	Range
	Low	High
Reconciliation of Free Cash Flow:
Net cash provided by operating activities	$280	$295
Add (Subtract):
Net cash used in investing activities	(84)	(74)
Business combinations, net of cash acquired	4	4
Free Cash Flow	$200	$225